Exhibit 10.15

MEDICALCV, INC.

STOCK OPTION AGREEMENT

PURSUANT TO 1993 DIRECTOR STOCK OPTION PLAN

(As Adopted November 5, 1993, and as Amended December 1, 1997
and November 13, 1999)

Option No.: C-

This AGREEMENT is dated as of             , and is entered into by and between MedicalCV, Inc., a Minnesota corporation (the “Company”) and              (the “Optionee”).

W I T N E S S E T H :

1.                                       Grant of Option.  Pursuant to the provisions of the MedicalCV, Inc. 1993 Director Stock Option Plan (the “Plan”) and subject to shareholder approval of the Plan in accordance with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and to the additional conditions set forth herein, the Optionee has been automatically granted on the date hereof the right and option to purchase from the Company all or a part of an aggregate of 7,000 shares of Common Stock ($.01 par value) of the Company (the “Stock”) at the purchase price of              (the “Option”).  The Option does not constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986.

2.                                       Terms and Conditions.  It is understood and agreed that the option evidenced hereby is subject to the following terms and conditions and to the terms and conditions of the Plan:

(a)                                  Expiration Date.  Subject to the provisions of Section 5(c) of the Plan, the option shall expire             .

(b)                                 Exercise of Option.  The Option shall become exercisable in full beginning on the later of (i) the first anniversary of the grant of the Option or (ii) the date on which the Plan is first approved by the shareholders of the Company in accordance with Rule 16b-3 under the Exchange Act provided that the Optionee shall have maintained Continuous Service as an outside director throughout such 12-month period.  The Option shall be exercisable only while the Optionee serves as an outside director of the Company, and for a period six (6) months after ceasing to be an outside director pursuant to Section 10 hereof.  “Continuous Service” shall mean the absence of any interruption or termination of service as a director.  Continuous Service as a director shall not be considered interrupted in the case of sick leave, military leave, or any other leave approved by the Company’s Board of Directors.

Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which the option is being exercised.  Notation of any partial exercise shall be made by the Company on Schedule I hereto.

(c)                                  Payment of Purchase Price Upon Exercise.  At the time of any exercise, the purchase price of the shares as to which this option is exercised shall be paid in cash to the Company, unless, in accordance with the provisions of Section 9(b) of the Plan, the Board of Directors shall permit payment of the purchase price in another manner.

(d)                                 Exercise Upon Death or Termination of Status as a Director.

(i)                                     Termination of Status as a Director.  If the Optionee ceases to serve as a director, the Optionee may, but only within six (6) months after the date the Optionee ceases to be an outside director of the Company, exercise his or her Option to the extent the Optionee was entitled to exercise it at the date of such termination.  To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, or if the Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

(ii)                                  Death of Optionee.  In the event of the death of an Optionee occurring:

(A)                              during the term of the Option, and provided that the Optionee was at the time of death a Director of the Company and had been in Continuous Service as a Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Service a director for six (6) months after the date of death.

(B)                                within thirty (30) days after the termination of Continuous Service as a director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination of Continuous Service as a director.

(e)                                  Non-Transferability of Options.  The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

(f)                                    Adjustments Upon Changes in Capitalization or Merger.  The number of shares of Common Stock covered by this Option and the exercise price shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common

Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, or options or rights to purchase shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.

In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.  The Board may, in the exercise of its sole discretion in such instances, declare that the Option shall terminate as of a date fixed by the Board and give the Optionee the right to exercise his or her Option as to all or any part of the Stock.  If the Board makes an Option fully exercisable in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of ten (10) days from the date of such notice, and the Option will terminate upon the expiration of such period.

(g)                                 No Rights as Shareholder.  The Optionee shall have no rights as a shareholder with respect to any shares of Stock subject to this Option prior to the date of issuance to him or her of a certificate or certificates for such shares.

(h)                                 No Right to Continued Status as a Director.  This Option shall not confer upon the Optionee any right with respect to continued status as a director of the Company, nor shall it interfere in any way with the right of the Company or the shareholders to terminate his or her status as a director at any time.

(i)                                     Compliance with Law and Regulations.  This Option and the obligation of the Company to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.  The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) compliance with the regulations of the NASD or any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.  Moreover, this Option may not be exercised if its exercise or the receipt of shares of Stock pursuant hereto would be contrary to applicable law.

3.                                       Investment Representation.  As a condition to the exercise of the Option, the Company may require the person exercising the Option to represent and warrant at the time of exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required by any relevant provisions of law.  The shares may be issued with appropriate legends on stock certificates representing the shares, and the Company may place stop transfer orders with respect to the shares.

4.                                       Optionee Bound by Plan.  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

5.                                       Notices.  Any notice hereunder to the Company shall be addressed to it at its principal executive offices, located at 9605 West Jefferson Trail, Inver Grove Heights, Minnesota 55077; and any notice hereunder to the Optionee shall be addressed to him or her at the address set forth below; subject to the right of either party to designate at any time hereunder in writing some other address.

6.                                       Counterparts.  This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, MedicalCV, Inc. has caused this Agreement to be executed by its President or a Vice President and the Optionee has executed this Agreement, both as of the day and year first above written.

MEDICALCV, INC.

By:
President

Optionee (signature)

Name and address of Optionee

SCHEDULE I - NOTATIONS AS TO PARTIAL EXERCISE

Date of Exercise	Number of Purchased Shares	Balance of Shares on Option	Authorized Signature	Notation Date